Sonendo Inc. Reports Fourth Quarter and Full Year 2023 Financial Results and

Issues Full Year 2024 Revenue Guidance

LAGUNA HILLS, CA – March 11, 2024 – Sonendo, Inc. (OTCQX: SONX) (“Sonendo” or the “Company”), a leading dental technology company and developer of the GentleWave® System, today reported financial results for the quarter and year ended December 31, 2023.

Highlights

•
Total revenue of $43.9 million for the full year 2023, representing growth of 5% over the full year 2022
•
As of December 31, 2023, the installed base was 1,134 units, representing growth of approximately 16% compared to December 31, 2022
•
In March 2024, finalized divestiture of our TDO practice management software segment, resulting in gross proceeds of approximately $16.0 million
•
Restructured our Perceptive term loan including a one-time $15.0 million principal repayment and initiate monthly principal repayments beginning in March 2024 along with modifications to certain other terms including revenue covenants.

“We are pleased to have closed the year with a strong installed base and improved operating leverage despite prevailing macroeconomic headwinds. In the fourth quarter we made significant strides in gross margin improvement and cash burn reduction,” said Bjarne Bergheim, President and Chief Executive Officer of Sonendo. “As we start 2024, we are refining our commercial strategy. Following the sale of TDO, our core business is supported by a healthier balance sheet that allows us to acutely focus on GentleWave procedure adoption.”

Fourth Quarter 2023 Financial Results

Total revenue was $11.7 million for the fourth quarter of 2023, an decrease from $12.2 million for the fourth quarter of 2022. GentleWave Console revenue was $2.9 million for the fourth quarter of 2023, a decrease from $3.9 million for the fourth quarter of 2022. Procedure instrument revenue was $5.1 million, an increase from $5.0 million for the fourth quarter of 2022. Software revenue was $2.7 million, an increase from $2.4 million for the fourth quarter of 2022. As of December 31, 2023, ending installed base was 1,134 units, representing growth of approximately 16% compared to December 31, 2022.

Gross margin for the fourth quarter of 2023 was 33%, compared to 27% for the fourth quarter of 2022. During the fourth quarter of 2023, we recorded a $0.2 million charge for impairment of long-lived assets in cost of sales. Excluding this charge, non-GAAP gross margin for the fourth quarter of 2023 would have been 35%.

Total operating expenses for the fourth quarter of 2023 were $13.7 million, compared to $18.1 million for the fourth quarter of 2022.

Loss from operations was $9.9 million for the fourth quarter of 2023, compared to $14.8 million for the fourth quarter of 2022. Non-GAAP loss from operations was $8.0 million for the fourth quarter of 2023 compared to $11.9 million for the fourth quarter of 2022. Non-GAAP loss from operations excludes stock-based compensation expense, depreciation and amortization expense and impairment of long-lived assets.

Net loss was $10.9 million for the fourth quarter of 2023, compared to $10.9 million for the fourth quarter of 2022.

Cash and cash equivalents and short-term investments as of December 31, 2023 totaled $46.8 million.

Full Year 2023 Financial Results

Total revenue was $43.9 million for the full year 2023, an increase from $41.7 million for the full year 2022. GentleWave Console revenue was $9.2 million for 2023, a decrease from $10.8 million for 2022. Procedure instrument revenue was $21.6 million, an increase from $18.9 million for 2022. Software revenue was $9.2 million, an increase from $8.4 million for 2022.

Gross margin for the full year 2023 was 24% , compared to 25% for the full year 2022. During 2023, we recorded a $1.6 million charge for impairment of long-lived assets in cost of sales. Excluding the charges, non-GAAP gross margin for the full year 2023 would have been 28%.

Total operating expenses for 2023 were $68.5 million, compared to $68.7 million for 2022. During 2023, we recorded $2.1 million in impairment charges of long-lived assets in operating expenses.

Loss from operations was $57.7 million for 2023, compared to $58.2 million for 2022. Non-GAAP loss from operations was $45.1 million for 2023, compared to $49.0 million for 2022. Non-GAAP loss from operations excludes stock-based compensation expense, depreciation, amortization expense and impairment of long-lived assets.

Net loss was $60.9 million for 2023 compared to $57.1 million for 2022.

2024 Financial Guidance

The Company expects the full year 2024 total revenue to be in the range of $28.0 million to $30.0 million, which excludes all revenues from the TDO software segment.

Webcast and Conference Call Information

Sonendo will host a conference call to discuss the fourth quarter and full year 2023 financial results after the market close on Monday, March 11, 2024 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (833) 470-1428 for domestic callers or (404) 975-4839 for international callers, using access code: 426330. Live audio of the webcast will be available on the “Investors” section of the company’s website at: https://investor.sonendo.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Sonendo

Sonendo is a commercial-stage medical technology company focused on saving teeth from tooth decay, the most prevalent chronic disease globally. Sonendo develops and manufactures the GentleWave® System, an innovative technology platform designed to treat tooth decay by cleaning and disinfecting the microscopic spaces within teeth without the need to remove tooth structure. The system utilizes a proprietary mechanism of action, which combines procedure fluid optimization, broad-spectrum acoustic energy and advanced fluid dynamics, to debride and disinfect deep regions of the complex root canal system in a less invasive procedure that preserves tooth structure. The clinical benefits of the GentleWave System when compared to conventional methods of root canal therapy include improved clinical outcomes, such as superior cleaning that is independent of root canal complexity and tooth anatomy, high and rapid rates of healing and minimal to no post-operative pain. In addition, the GentleWave System can improve the workflow and economics of dental practices. In March 2024, Sonendo divested the TDO® Software segment by selling substantially all the assets and liabilities of TDO Software, Inc.

For more information about Sonendo and the GentleWave System, please visit www.sonendo.com. To find a GentleWave doctor in your area, please visit www.gentlewave.com.

Forward Looking Statements

This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s anticipated business and financial performance on an on-going basis and Sonendo’s 2024 financial guidance. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions; speak only as of the date they are made; and, as a result, are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual results to differ materially from these forward-looking statements are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

Sonendo’ financial results are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP gross profit, non-GAAP gross margin and non-GAAP loss from operations (collectively, the "Non-GAAP measures"). Non-GAAP gross profit and non-GAAP gross margin exclude impairment of long-lived assets. Non-GAAP loss from operations exclude, as applicable, stock-based compensation expense, depreciation and amortization and impairment of long-lived assets. Management believes that Non-GAAP measures are useful in helping identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that Non-GAAP measures, will enable investors to assess the company in the same way that management has historically assessed the company’s operating results against comparable companies with conventional accounting methodologies. The company’s definition for each of the Non-GAAP measures has limitations as an analytical tool and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such Non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our Non-GAAP measures presented herein to GAAP measures, the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin” and “Reconciliation of GAAP to Non-GAAP Loss from Operations” in the financial schedules below.

Investor Contact:

Gilmartin Group

Greg Chodaczek

IR@Sonendo.com

SONENDO, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$14,009	$17,665
Short-term investments	32,773	73,784
Accounts receivable, net	5,081	5,798
Inventory	11,074	15,462
Prepaid expenses and other current assets	2,334	8,397
Total current assets	65,271	121,106
Property and equipment, net	664	2,860
Operating lease right-of-use assets	2,974	2,455
Intangible assets, net	661	2,292
Goodwill	8,454	8,454
Other assets	136	118
Total assets	$78,160	$137,285
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,176	$4,438
Accrued expenses	3,266	5,357
Accrued compensation	2,758	3,616
Operating lease liabilities	1,377	1,114
Current portion of term loan	24,900	—
Other current liabilities	1,844	2,191
Total current liabilities	35,321	16,716
Operating lease liabilities, net of current	1,423	1,095
Term loan, net of current	12,467	36,746
Other liabilities	530	773
Total liabilities	49,741	55,330
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized —10,000,000 shares; issued and outstanding - none	—	—
Common stock, $0.001 par value; authorized — 500,000,000 shares as of December 31, 2023 and 2022; issued — 63,547,467 shares as of December 31, 2023 and 49,974,281 shares as of December 31, 2022; outstanding — 63,547,467 shares as of December 31, 2023 and 49,974,281 shares as of December 31, 2022	64	50
Additional paid-in-capital	458,357	451,060
Accumulated other comprehensive gain (loss)	11	(61)
Accumulated deficit	(430,013)	(369,094)
Total stockholders’ equity	28,419	81,955
Total liabilities and stockholders’ equity	$78,160	$137,285

SONENDO, INC.

CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)
Product revenue	$9,024	$9,840	$34,628	$33,280
Software revenue	2,668	2,390	9,237	8,376
Total revenue	11,692	12,230	43,865	41,656
Cost of sales:
Product and software	7,617	8,900	31,559	31,176
Impairment of long-lived assets	243	—	1,584	—
Total cost of sales	7,860	8,900	33,143	31,176
Gross profit	3,832	3,330	10,722	10,480
Operating expenses:
Selling, general and administrative	11,163	14,513	54,022	51,906
Research and development	2,514	3,580	12,355	16,776
Impairment of long-lived assets	37	—	2,088	—
Total operating expenses	13,714	18,093	68,465	68,682
Loss from operations	(9,882)	(14,763)	(57,743)	(58,202)
Other income (expense), net:
Interest and financing cost, net	(994)	(469)	(3,174)	(3,228)
Employee retention credit	—	4,382	—	4,382
Loss before income tax expense	(10,876)	(10,850)	(60,917)	(57,048)
Income tax expense	(2)	(2)	(2)	(2)
Net loss	$(10,878)	$(10,852)	$(60,919)	$(57,050)
Other comprehensive income (loss) (net of tax):
Unrealized gain (loss) on marketable securities	17	(12)	72	(61)
Net comprehensive loss	$(10,861)	$(10,864)	$(60,847)	$(57,111)
Net loss per share attributable to common stock – basic and diluted	$(0.12)	$(0.12)	$(0.65)	$(1.27)
Weighted-average shares outstanding – basic and diluted	94,536,827	93,138,031	93,988,749	44,932,952

SONENDO, INC.

RECONCILIATION OF GAAP TO NON-GAAP

GROSS PROFIT AND GROSS MARGIN

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Gross profit	$3,832	$3,330	$10,722	$10,480
Gross margin	33%	27%	24%	25%

Adjustments:
Impairment of long-lived assets	243	—	1,584	—
Non-GAAP gross profit	$4,075	$3,330	$12,306	$10,480
Non-GAAP gross margin	35%	27%	28%	25%

SONENDO, INC.

RECONCILIATION OF GAAP TO NON-GAAP

LOSS FROM OPERATIONS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP loss from operations	$9,882	$14,763	$57,743	$58,202
Adjustments:
Stock based compensation:
Included in cost of sales	(65)	(198)	(359)	(562)
Included in selling, general and administrative	(1,301)	(1,909)	(6,228)	(5,729)
Included in research and development	(125)	(304)	(689)	(1,191)
Depreciation and amortization
Included in cost of sales	(67)	(202)	(807)	(709)
Included in selling, general and administrative	(22)	(242)	(780)	(855)
Included in research and development	(22)	(30)	(116)	(152)
Impairment of long-lived assets
Included in cost of sales	(243)	—	(1,584)	—
Included in operating expenses	(37)	—	(2,088)	—
Non-GAAP loss from operations	$8,000	$11,878	$45,092	$49,004